EXHIBIT 99.3

REVOCABLE PROXY

SPECIAL MEETING OF THE STOCKHOLDERS OF

JDA SOFTWARE GROUP, INC.

Proxy for Special Meeting of Stockholders

Solicited by the Board of Directors

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY
AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ____________, 2004 AND AT
ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

          The undersigned hereby constitutes and appoints Hamish N. J. Brewer and Kristen L. Magnuson, and each of them, with full power and substitution, to represent the undersigned and to vote at the Special Meeting of Stockholders (the “Special Meeting”) of JDA Software Group, Inc. (“JDA”) to be held at 14400 North 87th Street, Scottsdale, Arizona 85260 on                    , 2004 at                     Scottsdale, Arizona time, and at any adjournment or postponement of thereof (1) as hereinafter specified upon the proposals listed on below and as more particularly described in the Joint Proxy Statement/Prospectus to which this proxy is attached and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

          The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2. A vote FOR the following proposals is recommended by the Board of Directors.

          PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To approve the issuance of JDA common stock pursuant to the Agreement and Plan of Merger, dated as of June 17, 2004, among JDA, CVP2 Corp., a wholly owned subsidiary of JDA, and QRS Corporation.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

2.	To approve any adjournments of the Special Meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

(Continued and to be signed on reverse side)

(Continued from reverse side)

SPECIAL MEETING OF THE STOCKHOLDERS OF

JDA SOFTWARE GROUP, INC.
                   , 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

          The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of JDA Software Group, Inc. called for                    , 2004 and the Joint Proxy Statement/Prospectus prior to signing this proxy.

☐ I PLAN TO ATTEND THE                    , 2004 SPECIAL MEETING OF STOCKHOLDERS.

Even if you are planning to attend the meeting in person, you are urged to sign and mail you proxy in the return envelope so that your stock may be represented at the meeting.

To change the address on your account, please check this box ☐ and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Dated: , 2004

Signature of Stockholder	Title (if applicable)	Address

Dated: , 2004

Signature of Stockholder	Title (if applicable)

Note: Please sign exactly as your name appears on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by the duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in the partnership name by the authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AT THE DISCRETION OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.